J. W. BROWN              BROWN, CUMMINS & BROWN CO., L.P.A.
(1911-1995)               ATTORNEYS AND COUNSELORS AT LAW    JOANN M. STRASSER
JAMES R. CUMMINS                  3500 CAREW TOWER           AARON A. VANDERLAAN
ROBERT S BROWN                    441 VINE STREET
DONALD S. MENDELSOHN           CINCINNATI, OHIO 45202        OF COUNSEL
LYNNE SKILKEN                 TELEPHONE (513) 381-2121       GILBERT BETTMAN
AMY G. APPLEGATE             TELECOPIER (513) 381-2125
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                   May 5, 2000

AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:   AMERIPRIME ADVISORS TRUST,  FILE NOS. 333-85083 AND 811-09541

Gentlemen:

      A legal opinion that we prepared was filed with Post-Effective Amendment No. 10 (the "Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                    Very truly yours,

                                        /s/

                                     Brown, Cummins & Brown Co., L.P.A.